                                                                  Exhibit 3.8(a)

                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                            LESLIE RESOURCES, INC.

     Pursuant to the provisions of KRS 271B.10.010, et seq., the undersigned corporation executes these Restates and Amended Articles of Incorporation and states that each and every article is being amended, the text of which amendments are set forth below. The undersigned corporation further states that the following Amended and Restated Articles of Incorporation were adopted by the sole shareholder of the corporation on January 15, 1998, in the manner prescribed by the Kentucky Business Corporation Act.

     1. Corporate Name. The Corporation's name shall be Leslie Resources, Inc.
        --------------

     2. Authorized Shares. The Corporation shall have authority to issue One
        ------------------
Hundred (100) shares of no par value common stock.

     3. Registered Office and Agent. The street address of the Corporation's
        ----------------------------
registered office shall be 109 Broadway, Hazard, Kentucky 41701. The name of the Corporation's registered agent at that office shall be Ronald G. Combs.

     4. Principal Office. The mailing address of the Corporation's principal
        ----------------
office shall be 1500 North Big Run Road, Ashland, Kentucky 41102.

     5. Action by Shareholders in Lieu of Meeting.  Any action or required or
        -----------------------------------------
permitted to be taken at a shareholder's meeting may be taken without a meeting and without prior notice if the action is taken be shareholders entitled to vote on the action who represent not less than eighty percent (80%) of the votes entitled to be cast on such action (or such higher percentage as may be required by these Articles), except for the election of directors which shall require the written consent of all the shareholders entitled to vote in the election.
Notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given promptly after the action becomes effective to those shareholders entitled to vote on the action who have not consented in writing.

     6. Indemnification.  Each person who is or becomes an executive officer
        ---------------
or director of the Corporation shall be indemnified and advanced expenses by the Corporation with respect to all threatened, pending or completed actions, suits of proceedings in which that person was, is, or is threatened to be made a named defendant or respondent because he is or was a director of executive officer of the Corporation. This Article obligates the Corporation to indemnify and advance expenses to its executive officers or directors only in connection with proceedings arising from that person's conduct in his official capacity with the Corporation to the extent permitted by the Kentucky Business Corporation Act, as amended from time to time. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any rights to which directors and executive officers may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise. The Corporation may indemnify and advance expenses to any employee or agent to the fullest extent permitted by law.

     7.   Limitation of Director Liability.
          --------------------------------

          (a) Except as otherwise provided by Subsection (b) below, no director of the Corporation shall have any personal liability to the Corporation or its shareholders for monetary damages for breach of his duties as a director.

          (b) Nothing in Article 7 (a) above shall be deemed or construed to eliminate or limit the liability of a director for:

              (i) Any transaction in which the director's personal financial interest is in conflict with the financial interests of the Corporation of its shareholders;

              (ii) Act or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law;

              (iii) Any vote for or assent to an unlawful distribution to shareholders as prohibited under KRS 271B.8-330 (or under any corresponding provision of the Kentucky Business Corporation Act, as amended from time to time); or

              (iv) Any transaction from which the director derived an improper personal benefit.

     These Amended and Restated Articles of Incorporation supercede the original Articles of Incorporation and all amendments thereto.

     The number of shares of the corporation outstanding at the time of such adoption was 20; and the number of shares to vote thereon was 20.

     The number of shares voted for such amendment was 20; and the number of shares voted against such amendment was zero.

                                             LESLIE RESOURCES, INC.

                                             By: /s/John Lynch
                                                --------------------------------
                                                  John Lynch, Secretary

                                             Date: 1/30/98
                                                   -----------------------------